Diguang to Hold Annual Meeting of Stockholders in Shenzhen on November 25, 2009

SHENZHEN, China, October 15, 2009 -- Diguang International Development Co., Ltd. (OTC Bulletin Board: DGNG) ("Diguang" or "the Company") today announced that the Company will hold its annual meeting of stockholders on Wednesday, November 25, 2009 in Shenzhen for stockholders of record as of the close of business on October 9, 2009.

The time and venue of Diguang’s annual meeting of stockholders are as follows:

Date:	Wednesday, November 25, 2009

Time:	10.00 am local time

Venue:	23/F, Building A, Galaxy Century, No. 3069 Caitian Road, Futian District, Shenzhen, P.R. China/Post Code: 518026

At the annual meeting of stockholders the following proposals will be submitted for shareholders' approval, fully described in the Proxy Statement filed with the US Securities and Exchange Commission on October 15, 2009:

1.	To elect five directors to hold office until the 2010 Annual Meeting of Stockholders or until their successors are elected and qualified.

2.	To ratify the appointment of BDO Guangdong Dahua Delu CPAs as the Company’s independent auditors for the fiscal year ending December 31, 2009.

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Company’s proxy statement and annual report are also available for download by accessing the link: www.shareholdermaterial.com/DGNG.

Diguang’s management team will accept questions from shareholders present at the meeting.

About Diguang International Development Co., Ltd.

Through its subsidiaries, Diguang International develops and produces CCFL and LED backlights for a wide range of TFT-LCD products. A backlight is the typical light source of a liquid crystal display (LCD), with applications spanning televisions, computer monitors, cellular phones, digital cameras, DVDs and other home appliances. Leveraging its LED expertise, the Company also creates and markets energy-saving technologies and solutions for rapidly growing markets such as LED backlight monitors and LED general lighting. For more information, contact CCG Investor Relations directly or go to Diguang's website at www.diguangintl.com.

For more information, please contact:

Company Contact:
Viola Tse
Diguang International Development Co., Ltd.
Email: viola@diguang.com
Tel: +1-626-593-5486
Email: viola@diguang.com

Investor Relations Contact:
Elaine Ketchmere, Partner
CCG Investor Relations
Email: Elaine.ketchmere@ccgir.com
Tel: +1-310-954-1345
Web: http://www.ccgirasia.com

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